Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders
of Hythiam, Inc.
Los Angeles, California
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 15, 2006, relating to the consolidated financial statements and the effectiveness of Hythiam, Inc.’s internal control over financial reporting, which appear in its Annual Report on Form 10-K for the year ended December 31, 2005.
/s/ BDO Seidman, LLP
Los Angeles, California
August 8, 2006